EXHIBIT 3
---------
(Manhattan)

                                 APPENDIX H


                            AMENDED AND RESTATED

                      AGREEMENT OF LIMITED PARTNERSHIP

                                     OF

                       JMB/MANHATTAN ASSOCIATES, LTD.




                              TABLE OF CONTENTS


                                                                       Page
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Section 1    Definitions . . . . . . . . . . . . . . . . . . . . . .      1

Section 2    Formation of Limited Partnership. . . . . . . . . . . .      4

Section 3    Partnership Name and Principal Office . . . . . . . . .      4

Section 4    Purpose . . . . . . . . . . . . . . . . . . . . . . . .      4

Section 5    Term of Partnership . . . . . . . . . . . . . . . . . .      4

Section 6    Partners' Names, Addresses and Capital
             Contributions . . . . . . . . . . . . . . . . . . . . .      4

Section 7    Limited Liability . . . . . . . . . . . . . . . . . . .      6

Section 8    Management Rights, Duties, Powers and
             Compensation of General Partners; Transac-
             tions Involving Partners. . . . . . . . . . . . . . . .      6

Section 9    Allocation of Profits and Losses. . . . . . . . . . . .     12

Section 10   Records and Books of Account. . . . . . . . . . . . . .     15

Section 11   Distributions of Partnership Funds  . . . . . . . . . .     15

Section 12   Representations of the Limited Partners . . . . . . . .     20

Section 13   Dissolution . . . . . . . . . . . . . . . . . . . . . .     20

Section 14   Assignment of Limited Partners' Interests
             in the Partnership. . . . . . . . . . . . . . . . . . .     22

Section 15   Incapacity of Limited Partner . . . . . . . . . . . . .     23

Section 16   Power of Attorney . . . . . . . . . . . . . . . . . . .     24

Section 17   Amendment and Other Rights of Limited Partners. . . . .     24

Section 18   Notices . . . . . . . . . . . . . . . . . . . . . . . .     26

Section 19   Miscellaneous . . . . . . . . . . . . . . . . . . . . .     26


Schedule A



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                            AMENDED AND RESTATED

                                AGREEMENT OF

                           LIMITED PARTNERSHIP OF

                       JMB/MANHATTAN ASSOCIATES, LTD.

      This Amended and Restated Agreement of Limited Partnership made and entered into as of the 20th day of March, 1985 by and among JMB/Manhattan Investors, Inc., an Illinois corporation, BPA Associates, an Illinois limited partnership, APB Associates, an Illinois limited partnership, and JMB Realty Corporation, a Delaware corporation, and those other parties that hereafter execute this Agreement or counterparts hereof as Limited Partners, as hereinafter indicated.

      WHEREAS, the Partnership was formed during 1984 pursuant to the provisions of the Uniform Limited Partnership Act of the State of Illinois (the "Act"), and the parties hereto desire to amend and restate the terms and provisions of the Agreement governing the Partnership in their entirety in accordance with the terms, conditions and covenants as hereinafter set forth;

      NOW THEREFORE, it is mutually agreed by and among the parties hereto as follows:

      1. Definitions. When used herein, the following terms shall have the following meanings:

            (a) "Adjusted Capital Investment" means, with respect to any calendar quarter and any Limited Partnership Interest, the Capital Investment with respect to such Limited Partnership Interest, reduced by any distributions of Sale Proceeds or Financing Proceeds made with respect to such Limited Partnership Interest up to and including any such distributions during such calendar quarter.

            (b) "Adjusted Total Investment" means, with respect to any calendar quarter (or portion thereof) and any Limited Partnership Interest, the sum of the Capital Investment, Stated Interest and Surety Fee with respect to such Limited Partnership Interest (i.e., $74,898 per Limited Partnership Interest), reduced by any distributions of Sale Proceeds or Financing Proceeds made with respect to such Limited Partnership Interest up to and including any such distributions during such calendar quarter (or portion thereof).

            (c) "Affiliate" or "Affiliated Person" means, when used with reference to a specified Person (as hereinafter defined), (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person which is a director, officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is a director, officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person which, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which the specified Person has a substantial beneficial interest and (iv) any relative or spouse of the specified Person. A Person shall not be deemed an Affiliate or Affiliated Person of the Partnership or the General Partners by virtue of being in partnership with the Partnership or with any other Affiliated Person, if such Person is not otherwise an Affiliate or Affiliated Person of the Partnership or the General Partners.

            (d) "Agreement" means this Amended and Restated Agreement of Limited Partnership, as amended, modified, supplemented or restated from time to time.

            (e) "Associate General Partners" means BPA Associates, an Illinois limited partnership, and APB Associates, an Illinois limited partnership, or any successor to their interests (or any opinion thereof) in the Partnership; however, "Associate General Partner" does not include any entity so long as, for purposes of Section 8, it is exercising the rights of the Corporate General Partner pursuant to Section 13 hereof.

            (f) "Building Joint Ventures" means 237 Park Avenue Associates, which owns a 23-story office building, known as the 237 Park Avenue Building, and the land underlying such improvements located at 237 Park Avenue in the borough of Manhattan in the City of New York, New York; 1290 Associates, which owns a 44-story office building, known as the 1290 Avenue of the Americas


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Building, and the land underlying such improvements located at 1290 Avenue of the Americas in the borough of Manhattan in the City of New York, New York; 2 Broadway Associates, which owns the leasehold interest under a ground lease which covers a 32-story office building, known as the 2 Broadway Building, and the land underlying such improvements located at 2 Broadway in the borough of Manhattan in the City of New York, New York; and 2 Broadway Land Company, which owns the 2 Broadway Building and the land underlying such improvements which is leased pursuant to a ground lease to 2 Broadway Associates. "Building Joint Venture" means one of the Building Joint Ventures.

            (g) "Building Joint Venture Agreements" means the First Amended and Restated Agreement of General Partnership, as amended, modified, supplemented or restated from time to time, of 237 Park Avenue Associates, a New York general partnership, by and among O&Y Equity Corp., a New York corporation, FAME Associates, a New York general partnership, and the Joint Venture; the Second Amended and Restated Agreement of General Partnership, as amended, modified, supplemented or restated from time to time, of 1290 Associates, a New York general partnership, by and among O&Y Equity Corp., FAME Associates and the Joint Venture; the Second Amended and Restated Agreement of General Partnership, as amended, modified, supplemented or restated from time to time, of 2 Broadway Associates, a New York general partnership, by and among O&Y Equity Corp., Olympia & York 2 Broadway Limited Partnership, a New York limited partnership, and the Joint Venture; and the Second Amended and Restated Agreement of General Partnership, as amended, modified, supplemented or restated from time to time, of 2 Broadway Land Company, a New York general partnership, by and among O&Y Equity Corp., Olympia & York 2 Broadway Limited Partnership, and the Joint Venture. "Building Joint Venture Agreement" means one of the Building Joint Venture Agreements.

            (h) "Capital Account" means, with respect to any Partner, the aggregate Capital Contributions made by such Partner (i) reduced by (A) any losses allocated to such Partner under Section 9 hereof and any charge or expense relating to the offering of Limited Partnership Interests under
Section 11(e) hereof allocated to such Partner's Capital Account and (B) any distributions made to such Partner of Distributable Cash, Financing Proceeds or Sale Proceeds under Section 11 or 13 hereof or loan proceeds under Section 8(p) hereof, and (ii) increased by any profits allocated to such Partner under Section 9 hereof. The Capital Account of a Partner shall reflect all prior adjustments to the Capital Account of any predecessor holder of such Partner's interest in the Partnership, or portion thereof.

            (i) "Capital Contributions" means the total amount of cash capital contributions to the Partnership by all the Partners or any class of Partners or any one Partner as the case may be (or the predecessor holders of the interests in the Partnership of such Partners or Partner) as shown under the columns "First Capital Contribution", "Second Capital Contribution", "Third Capital Contribution" and "Fourth Capital Contribution" on Schedule A, as amended from time to time, plus, in the case of the General Partners, such cash capital contributions as may be made pursuant to Sections 9(b), 11(b) or 13(e). Capital Contributions do not include Stated Interest or the Surety Fee.

            (j) "Capital Investment" means, with respect to any Limited Partnership Interest, $62,700 per each full Limited Partnership Interest.

            (k)   "Corporate General Partner" means JMB/Manhattan
Investors, Inc., an Illinois corporation, or any successor to its interest (or any opinion thereof) in the Partnership.

            (l) "Current Capital Investment" means, with respect to any calendar year or portion thereof and any Limited Partnership Interest, the average of the Adjusted Capital Investment with respect to a Limited Partnership Interest for each of the four calendar quarters of such year (or all preceding calendar quarters of such year if a determination is being made prior to the end of the fourth calendar quarter of such year).

            (m) "General Partners" means both the Corporate General Partner and the Associate General Partners, and their respective successors.

            (n) "Initial Limited Partner" means JMB Realty Corporation in its capacity as the Initial Limited Partner of the Partnership.







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            (o)   "Interest" means the entire ownership interest of a
Limited Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Limited Partner may be entitled as provided in this Agreement, together with the obligations of such Limited Partner to comply with all the terms and provisions of this Agreement.

            (p) "Joint Venture" means JMB/NYC Office Building Associates, an Illinois general partnership, the partners of which are Carlyle Real Estate Limited Partnership-XIII, an Illinois limited partnership, Carlyle Real Estate Limited Partnership-XIV, an Illinois limited partnership, and the Partnership.

            (q) "Joint Venture Agreement" means the Amended and Restated Articles of Partnership, as amended, modified, supplemented or restated from time to time, of the Joint Venture.

            (r) "Joint Venture Property" means any property, real or personal, at any time owned by the Joint Venture (including without limitation the interests of the Joint Venture in each of the Building Joint Ventures) and any property, real or personal, at any time owned by a partnership or joint venture in which the Joint Venture is a partner (including without limitation each of the Building Joint Ventures).

            (s) "Limited Partner" means each Person that executes this Agreement or counterparts hereof as a limited partner and each Person admitted as a substituted Limited Partner in accordance with Section 14 hereof and the Act. The term "Limited Partner" does not include JMB Realty Corporation in its capacity as the Initial Limited Partner, except as otherwise provided herein.

            (t) "Limited Partnership Interest" means the interest in the capital of the Partnership representing a Capital Investment of $62,700 by a Limited Partner.

            (u) "Organizational and Offering Expenses" means those expenses incurred in connection with the formation and qualification of the Partnership, the registration of the Limited Partnership Interests under applicable state law, and in marketing, distributing and issuing the Limited Partnership Interests, and any other expenses actually incurred and directly related to the offering and sale of the Limited Partnership Interests including such expenses as: (a) fees paid to attorneys, (b) fees for the registration, qualification or perfection of exemptions under Federal or state securities laws, filing fees and taxes, (c) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Private Offering Memorandum, including telephone and telegraphic costs, (d) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance and marketing of the Limited Partnership Interests, including telegraph and telephone costs, (e) salaries and direct expenses of officers and employees of the Corporate General Partner and its Affiliates while directly engaged in organizing the Partnership and in registering, qualifying, perfecting exemptions under Federal or state securities laws, marketing, distributing, processing and establishing records of the Limited Partnership Interests and establishing records of and paying selling agents' commissions, and (f) accounting and legal fees incurred in connection with any of the foregoing.

            (v) "Partners" means the General Partners, the Initial Limited Partner and the Limited Partners unless otherwise indicated. "Partner" means any one of the Partners.

            (w) "Partnership" means the limited partnership formed hereby, as such limited partnership may be constituted from time to time.

            (x) "Partnership Property" means any property, real or personal, at any time owned by the Partnership (including without limitation the interest of the Partnership in the Joint Venture).

            (y) "Percent Interest" means with respect to any Limited Partner a number reflecting the percentage which his Limited Partnership Interests bear to the Limited Partnership Interests of all Limited Partners, as set forth opposite a Limited Partner's name in Schedule A, as said Schedule may be from time to time amended, supplemented or modified.

            (z) "Periodic Admission Date" means the date, determined by the Corporate General Partner, as of which any Person (other than as a substituted Limited Partner pursuant to Section 14 hereof and



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


other than JMB Realty Corporation as the Initial Limited Partner) is deemed to be admitted to the Partnership as a Limited Partner. The Periodic Admission Date may be a date which is the same as or before or after but in the same month as the actual date on which such Person is admitted to the Partnership. Persons admitted to the Partnership on different dates may, as determined by the Corporate General Partner, be deemed to be admitted as of the same Periodic Admission Date.

            (aa) "Person" means any individual, partnership, corporation, trust or other entity.

            (bb) "Private Offering Memorandum" means the Private Offering Memorandum of JMB/Manhattan Associates, Ltd., including all appendices thereto, dated April 30, 1985, as it may be amended or supplemented after such date.

            (cc) "Promissory Note" means the note executed by a Limited Partner which evidences the obligation set forth in Section 6(d) hereof of such Limited Partner to contribute to the Partnership his "Second Capital Contribution", "Third Capital Contribution", and "Fourth Capital Contribution", together with Stated Interest thereon, on or before the dates specified in Section 6(d) hereof.

            (dd) "Stated Interest" means the interest payments to be made together with the Second Capital Contribution, the Third Capital
Contribution and the Fourth Capital Contribution, in the amounts of $3,908, $4,654 and $2,436 per Limited Partnership Interest, respectively.

            (ee) "Surety Fee" means the fee in the amount of $1,200 per Limited Partnership Interest, as described in the Private Offering Memorandum.

            (ff) "Working Capital Reserves" means such working capital and cash reserves of the Partnership as the Corporate General Partner shall establish.

      2. Formation of Limited Partnership. The undersigned parties hereby form, or ratify the formation of, a limited partnership pursuant to the provisions of the Act, and the rights and liabilities of the Partners shall be as provided in the Act, except as herein otherwise expressly stated.

      3. Partnership Name and Principal Office. The name of the Partnership shall be JMB/MANHATTAN ASSOCIATES, LTD., or such other name as the Corporate General Partner may designate in writing to the Limited Partners. The principal business office of the Partnership shall be at 875 North Michigan Avenue, Suite 3900, Chicago, Illinois 60611, unless changed by the Corporate General Partner by giving ten (10) days' prior notice thereof to the Limited Partners. The business of the Partnership may also be conducted at such additional places as the General Partners may determine.

      4. Purpose. The principal business of the Partnership is to act as a general partner of, and acquire and invest in a general partnership interest in, the Joint Venture, and as such general partner acting through the Joint Venture and the Building Joint Ventures (or acting directly or in any other capacity through partnerships as a general or limited partner, or through trusts or through corporations) to acquire, invest in, hold, maintain, manage, improve, operate, lease, mortgage, encumber and otherwise use for profit the Joint Venture Property (or any interest, direct or indirect, in such property), the Partnership Property (including without limitation the Partnership's general partnership interest in the Joint Venture) or any personal property used or useful in connection therewith (and in connection therewith the Partnership shall have the power to dispose in any manner of any of the foregoing property, in whole or in part, or interests therein) and to engage in any and all activities related or incidental thereto.

      5. Term of Partnership. The Partnership commenced in July, 1984 and shall continue until December 31, 2035 unless sooner terminated as hereinafter provided.

      6.    Partners' Names, Addresses and Capital Contributions.

            (a) The Capital Contributions to the Partnership shall be the amounts stated to be such from time to time in Schedule A, attached hereto and incorporated herein by reference.

            (b) The respective names, addresses and Capital Contributions of the General Partners are set forth in Schedule A hereto, as from time to time amended. Except as otherwise provided in Sections 9(b), 11(b) and 13(e) hereof, the General Partners are not required to make any additional capital


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


contribution to the Partnership, and their Capital Contributions to the Partnership shall be limited to the sums, paid in cash, set forth in Schedule A opposite their names in the column entitled "First Capital Contribution", and shall be due concurrently with the execution of this Agreement.

            (c) The name, address and Capital Contributions of the Initial Limited Partner are set forth in Schedule A, as amended from time to time. On the first Periodic Admission Date, the Initial Limited
 Partner will withdraw from the Partnership and will be entitled to receive forthwith the return of its Capital Contributions, without interest or reduction.

            (d) The respective names, addresses and Capital Contributions of the Limited Partners are set forth in Schedule A, as from time to time amended. The Partnership is authorized to make a private offering of 1,000 Limited Partnership Interests for total Capital Contributions of $62,700 each. Investors purchasing such Limited Partnership Interests may be admitted to the Partnership as Limited Partners on one or more Periodic Admission Dates. The Corporate General Partner may, in its sole discretion, permit an investor who so requests to make his Capital Contributions in a single installment of $62,700 per Limited Partnership Interest as set forth in Schedule A opposite his name in the column entitled "First Capital Contribution", payable concurrently with the admission of such investor as a Limited Partner pursuant to the terms of this Agreement. In all other cases and except as provided in Section 6(h) hereof, concurrently with the admission of a Limited Partner pursuant to the terms of this Agreement, such Limited Partner shall contribute to the capital of the Partnership, in cash, the sum set forth in Schedule A opposite his name in the column entitled "First Capital Contribution", shall pay the Surety Fee and shall be obligated to contribute to the capital of the Partnership, in cash, his "Second Capital Contribution", "Third Capital Contribution" and "Fourth Capital Contribution" not later than March 15, 1986, March 15, 1987 and March 15, 1988, respectively; provided, however, that officers, directors, employees and affiliates of the selected dealers of the offering or their affiliates who purchase Limited Partnership Interests may receive a rebate of the selling commissions payable with respect to such Limited Partnership Interests. Each Limited Partner (other than a Limited Partner who has been permitted to make his Capital Contributions in a single installment) shall execute and deliver to the Partnership a Promissory Note evidencing his obligation to make Capital Contributions as provided in this Section 6(d). Such Promissory Note provides for payments of Stated Interest to be made together with the Second Capital Contribution, the Third Capital Contribution and the Fourth Capital Contribution, in the amounts of $3,908, $4,654 and $2,436 per Limited Partnership Interest, respectively. Unpaid installments of principal under the Promissory Notes shall bear interest at the rate of 1-1/2% per month for each calendar month or portion thereof that such installments are delinquent.

            (e) No Limited Partner shall be required to make any contributions to the capital of the Partnership other than the amounts shown in Schedule A as his Capital Contributions. No Limited Partner shall have any right to demand or receive the return of his Capital Contributions to the Partnership. It is the intent of the Partners that no distribution (nor any part of any distribution) made to any Partner pursuant to Sections 8(p) or 11 hereof shall (unless so designated in the Partnership's Certificate of Limited Partnership) be deemed a return or withdrawal of capital, even if such distribution is made with respect to any fiscal period for which the Partnership has Distributable Cash but no net income or profits due to depreciation or any other non-cash item accounted for as a loss or deduction from or offset to Partnership income, and that no allocation to any Partner of any loss, whether attributable to depreciation or otherwise, pursuant to Section 9 hereof shall create any asset of or obligation to the Partnership, even if such allocation reduces such Partner's Capital Account or creates or increases a deficit in such Partner's Capital Account. It is also the intent of the Partners that, except as provided in Section 9(b), 11(b) or 13(e) hereof, no Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partners or of the Partnership.

            (f) Any General Partner shall also be a Limited Partner to the extent that it purchases, or becomes a transferee of and a substituted Limited Partner (pursuant to Section 14 hereof) with respect to, any Limited Partnership Interests or portions thereof, and to such extent shall be treated in all respects as a Limited Partner.

            (g) No Partner shall be entitled to receive interest with respect to any Capital Contributions or on such Partner's Capital Account, notwithstanding any disproportion therein among the Partners.

            (h) The General Partners and their Affiliates shall purchase all Limited Partnership Interests which remain unsold at the termination of the offering (but only in the event that a first Periodic Admission Date has occurred), on the terms described in the Private Offering Memorandum. The purchaser of such Limited Partnership Interests will receive a rebate of the selling commission and a pro rata share of the due diligence fee, and will not pay the Surety Fee with respect to such Limited Partnership Interests.

      7. Limited Liability. No Limited Partner (including the Initial Limited Partner) shall have any personal liability whatever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, other than to make the contributions of capital described in Sections 6(c) and 6(d).

      8. Management Rights, Duties, Powers and Compensation of General Partners; Transactions Involving Partners.

            (a) The Corporate General Partner shall have exclusive management and control of the investments, business and affairs of the Partnership, and all decisions regarding the investments, management and affairs of the Partnership shall be made by the Corporate General Partner, except as provided in Section 8(c) hereof and except that the Corporate General Partner may delegate its power of decision in whole or in any part to any Person (whether such Person is or is not a Partner), whether by power of attorney, investment in the Joint Venture or any Building Joint Venture, action taken under the Joint Venture Agreement or any Building Joint Venture Agreement or otherwise. The Corporate General Partner shall have all the rights and powers of a general partner as provided in the Act and as otherwise provided by law, and any action taken by the Corporate General Partner pursuant to this Agreement shall constitute the act of and serve to bind the Partnership. It is further understood and agreed that the Chairman, President, any Vice President or any authorized officer of the Corporate General Partner (including any partner of BPA Associates who is the Chairman, President, a Vice President or an authorized officer of the Corporate General Partner) may act for and in the name of the Corporate General Partner in the exercise by the Corporate General Partner of any of its rights and powers hereunder. In dealing with any General Partner (or the Chairman, President or any Vice President of the Corporate General Partner) acting on behalf of the Partnership, no Person shall be required to inquire into, and all Persons shall be entitled to rely conclusively on, the power and authority of such General Partner (or such individual) to bind the Partnership.

            (b) The Corporate General Partner is hereby authorized, on behalf of the Partnership as a general partner of the Joint Venture, which is a general partner of each of the Building Joint Ventures, to execute and deliver and perform the Joint Venture Agreement, pursuant to which the Partnership will own its general partnership interest in the Joint Venture (which owns the Joint Venture Property), and each of the Building Joint Venture Agreements, pursuant to which the Joint Venture will own its interests in the Building Joint Ventures, and all amendments, supplements and renegotiations to or of the Joint Venture Agreement or any of the Building Joint Venture Agreements. Subject to Section 8(c) hereof, the Corporate General Partner is hereby expressly authorized and empowered to exercise all rights of the Partnership under the Joint Venture Agreement and each of the Building Joint Venture Agreements, howsoever the Joint Venture Agreement or any of the Building Joint Venture Agreements is amended, supplemented or renegotiated, to make all determinations for the Partnership under the Joint Venture Agreement and each of the Building Joint Venture Agreements and otherwise to act on behalf of the Partnership in all matters related to the Joint Venture or to any of the Building Joint Ventures.

            (c) The Corporate General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including but not limited to the right, power and authority from time to time to incur all reasonable expenditures; to employ and dismiss from




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


employment any and all employees, agents, independent contractors, attorneys and accountants; to let or lease all or any portion of the Partnership Property or the Joint Venture Property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of termination of the Partnership, the Joint Venture or the Building Joint Ventures and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in pan to others; to create, by grant or otherwise, easements and servitudes; to borrow money on an unsecured basis; to borrow money in any amount and as security therefor to mortgage or grant a security interest in all or any portion of the Partnership Property or the Joint Venture Property; to construct, alter, improve, repair, raze, rebuild or replace any building or other improvement on all or any portion of the Partnership Property or the Joint Venture Property which is real estate; to obtain refinancings or replacements of any mortgages or other security instruments related in any way to any Partnership Property or the Joint Venture Property, and to prepay in whole or in part, refinance, recast, modify, consolidate or extend the terms of any indebtedness owed by the Partnership, the Joint Venture or the Building Joint Ventures or affecting all or any portion of the Partnership Property or the Joint Venture Property; to cause or permit new or additional mortgages or liens to be placed on such property; to sell, lease, exchange or convey, and to grant an option for the sale, lease, exchange or conveyance of, any or all of the Partnership Property or the Joint Venture Property, provided, however, that the Corporate General Partner shall not consummate any sale of all or any substantial portion of the Partnership Property and shall not agree to a sale of all or any substantial portion of the Joint Venture's interests in the Building Joint Ventures, unless such sale or other disposition is approved by the individual managing general partners of BPA Associates following a recommendation for such approval by the Corporate General Partner, or unless such sale or other disposition is required under the terms of any agreement or instrument relating to the Partnership Property or the Joint Venture Property or is not subject to the approval of the Corporate General Partner; to enter into an advisory and consulting agreement with APB Associates relating to the management of the Partnership Property; to do any and all of the foregoing at such price, rental or amount, for cash, notes, securities or other property and upon such terms as the Corporate General Partner deems proper; to place record title to all or any portion of the Partnership Property or the Joint Venture Property in the name or names of a nominee or nominees or a trustee for the purpose of mortgage financing or any other convenience; and to enter into, execute, acknowledge, swear to and deliver any and all contracts, agreements or other instruments to effectuate any or all of the foregoing and to take any such actions with respect to the Partnership Property or the Joint Venture Property on behalf of the Partnership as a general partner under the Joint Venture Agreement or otherwise. In addition, the Corporate General Partner may, without the consent of or other action by any Limited Partner, admit an assignee of a Limited Partner's interest to be a substituted Limited Partner in the Partnership, pursuant to and subject to the terms of Section 14 hereof. The Corporate General Partner, in its capacity as a general partner in any partnership or joint venture which may hold title to any Joint Venture Property, shall not do, or cause any of its subsidiaries acting in such capacity to do, any act which would not be permitted under this Agreement to be done by it as the Corporate General Partner, if title to such Joint Venture Property were held directly by the Partnership and shall, in general, act, and, to the extent possible, cause any such subsidiary to act, in such capacity in the same manner as if title to such property were held directly by the Partnership.

            (d) The Corporate General Partner shall devote such time to the Partnership business as it, in its sole discretion, shall deem to be necessary to supervise the Partnership business and affairs in an efficient manner; but nothing contained herein shall preclude the employment, at the expense of the Partnership, the Joint Venture or any Building Joint Venture, of any agent or other third party to operate and manage all or any portion of the Partnership Property or the Joint Venture Property subject to the control of the Corporate General Partner, the Joint Venture or a Building Joint Venture, as the case may be. Further, the Corporate General Partner shall in no event be obligated as a general partner of the Partnership to provide property management services for the Partnership Property or the Joint Venture Property and may employ an agent or agents for such purpose and may specifically enter into or consent to an agreement with any Affiliate of the General Partners for property management services to the Partnership, the Joint Venture or any Building Joint Venture;

provided, that the Corporate General Partner shall not consent or enter into any agreement with any such Affiliate for property management services to the Partnership, the Joint Venture or any Building Joint Venture on terms less favorable to the Partnership, Joint Venture or a Building Joint Venture than those customarily charged for similar services in the relevant geographical area. Affiliates of the General Partners may be employed or retained by the Partnership, the Joint Venture or any Building Joint Venture to perform leasing services for the Partnership Property or the Joint Venture Property any may receive leasing commissions therefor; provided, however, that any such leasing commissions may not be in excess of those customarily charged for similar services in the relevant geographical area. In the case of either property management or leasing services for a property, (i) the maximum fee from such property shall be 6% of the gross receipts from the property being managed where the Affiliate of the General Partners performs leasing, re-leasing and leasing related services, and the maximum fee shall be 3% of gross receipts from the property being managed if the Affiliate of the General Partners does not perform leasing, re-leasing and leasing related services with respect to the property, or (ii) if the property is leased for 10 or more years on a net (or similar) basis, the maximum fee shall be 1% of the gross receipts from the property being managed, except for a one time initial leasing fee of 3% of the gross receipts on each lease payable over the first five full years of the original term of the lease. In addition, any property management agreements with Affiliates shall be terminable by either party, without penalty, upon 60 days' prior written notice. Affiliates of the General Partners may be employed or retained by the Partnership, the Joint Venture or any Building Joint Venture to provide insurance brokerage services to the Partnership, Joint Venture or Building Joint Venture; provided, that (i) before any such brokerage services are provided, there shall have been obtained quotes from three independent insurance brokers relating to the proposed coverage, which quotes shall be upon coverage and terms comparable to those proposed to be provided by such Affiliate and such Affiliate shall not provide such insurance brokerage services unless it can obtain such insurance at a cost which is no greater than the lowest of the three unaffiliated insurance broker quotes, (ii) at any time, JMB Insurance Agency, Inc. ceases to derive at least 75% of its gross income from insurance commissions with respect to insurance written for persons who are not Affiliates of any of the General Partners, JMB Insurance Agency, Inc. shall not write any further insurance on behalf of the Partnership or any Partnership Property or Joint Venture Property and (iii) any agreement with Affiliates to provide insurance brokerage services to the Partnership, Joint Venture or Building Joint Venture shall be terminable by either party, without penalty, upon 60 days' prior written notice. No affiliate of the General Partners shall receive any commission on the sale of any property by the Partnership, the Joint Venture or any Building Joint Venture.

            (e) The Corporate General Partner is hereby expressly authorized and empowered (and all prior actions in connection therewith are ratified), on behalf of the Partnership, to enter into with JMB Realty Corporation, a Delaware corporation and an Affiliate of the General Partners ("JMB"), an agreement to act as surety for the Limited Partners' Capital Contributions and Stated Interest thereon for a fee of $1,200 per Limited Partnership Interest (other than Limited Partnership Interests of Limited Partners who have been permitted to make their Capital Contributions in a single installment or Limited Partnership Interests purchased pursuant to Section 6(h) hereof), payable on the final Periodic Admission Date. The Corporate General Partner is further hereby expressly authorized and empowered (and all prior actions in connection therewith are ratified) on behalf of the Partnership, to pay to JMB and its Affiliates, including BPA Associates, an acquisition fee of $8,358,000 (portions of which may be paid by BPA Associates to its Affiliates), payable $325,000 on the final Periodic Admission Date, $4,463,000 on March 15, 1986, and $3,570,000 on March 15, 1987, in consideration of the services of JMB or its Affiliates, as the case may be, to the Partnership in connection with the identification, evaluation, investigation, negotiation, selection and purchase of the Partnership's interest in the Joint Venture. In addition, the Corporate General Partner is hereby expressly authorized and empowered (and all prior actions in connection therewith are ratified), on behalf of the Partnership, to pay to JMB a partnership loan arrangement fee of $567,000 payable on the final Periodic Admission Date, in consideration of JMB's services in arranging a loan for the Partnership to pay a portion of its obligations in connection with the acquisition of its interest in the Joint Venture and certain capital contributions and fees and expenses in connection with such acquisition. The

Corporate General Partner is also hereby expressly authorized on behalf of the Partnership to pay to JMB Securities Corporation, a Delaware corporation and an Affiliate of the General Partners, for each Limited Partnership Interest sold through JMB Securities Corporation a selling commission of $4,800 of which $1,600 is payable upon the closing of the sale of such Limited Partnership Interest, $1,600 is payable on March 15, 1986, and $1,600 is payable on March 15, 1987. The Corporate General Partner is also hereby expressly authorized and empowered (and all prior actions in connection therewith are ratified), on behalf of the Partnership, to enter into an agreement with the General Partners and/or their Affiliates in order to fix the rate of earnings with respect to the investment of all of the Working Capital Reserves pursuant to which such General Partners and/or their Affiliates will pay to the Partnership any deficiency in the return below 10% per annum on such Working Capital Reserves and will be entitled to receive from the Partnership the excess, if any, of such return over 10% per annum on such Working Capital Reserves.

            (f) The validity of any transaction, agreement or payment involving the Partnership and the General Partners or any Affiliate thereof, any general partner of the Joint Venture (and any of such general partner's Affiliates) or any general partner of any Building Joint Venture (and any of such general partner's Affiliates) otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between the Partnership or the General Partners and such Affiliate, any general partner of the Joint Venture (and any of such general partner's Affiliates) or any general partner of any Building Joint Venture (and any of such general partner's Affiliates) or the approval of said transaction, agreement or payment by directors of the Corporate General Partner or by partners of the Associate General Partner, all or some of whom are officers or directors of or are otherwise interested in or related to such Affiliate. All transactions, agreements or payments involving the Partnership and the General Partners or any Affiliate thereof shall be on terms no less favorable to the Partnership than those available to the Partnership in similar dealings with unaffiliated third parties, and all agreements and transactions shall, to the extent not earned or performed, be terminable, without penalty, on 60 days' prior written notice by the Partnership. In addition, JMB (or any Affiliate or employee thereof) may be employed by the Corporate General Partner on behalf of the Partnership in accordance with Section II(e) hereof. The Partnership shall not make any loans to any General Partner or any Affiliate of the General Partners.

            (g) Any of the Partners (and any of the officers, directors, shareholders or Affiliates of any Partner which is a corporation and any partner or Affiliate of a Partner which is a partnership), any general partner of the Joint Venture (and any of such general partner's Affiliates), any general partner of any Building Joint Venture (and any such general partner's Affiliates) and any other Person to which they are now or in the future related or in which they do now or in the future may have an interest, may engage in or possess any interest in other business ventures of any kind,' independently or with others, including but not limited to the ownership, financing, leasing, operating, management, syndication, brokerage, development or renting of real or personal property. The fact that a Partner (or such other Person) may encounter opportunities 10 purchase. Otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities himself or introduce such opportunities to entities in which he has or has not any interest, shall not subject such Partner (or such other Person) to liability to the Partnership or any of the other Partners on account of the lost opportunity. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby, the Joint Venture Agreement or the partnership relationship created thereby or any Building Joint Venture Agreements or the partnership relationships created thereby in or to such ventures, or to the distributions, proceeds, income or profits derived therefrom, and the pursuit of such ventures, even though competitive with the business of the Partnership, the Joint Venture or any Building Joint Venture, shall not be deemed wrongful or improper.

            (h) None of the General Partners, nor any partner, officer or director of a General Partner (which General Partner is a partnership or a corporation), shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any action taken or failure to act on behalf of (he Partnership in good faith within the scope of the authority conferred on the General Partners by this Agreement or by law unless such action or failure to act was performed or omitted fraudulently or in bad faith or constituted misconduct or negligence (gross or ordinary).

            (i) The Partnership shall indemnify and hold harmless each General Partner and each partner of the Associate General Partners (herein collectively called the "Indemnified Parties") from and against any loss, expense, damage or injury suffered or sustained by him by reason of any acts, omissions or alleged acts or omissions arising out of his activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim and including any payments made by the Corporate General Partner to any of its officers or directors pursuant to an indemnification agreement no broader than this Section 8(i); provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were in good faith and were not performed or omitted fraudulently or in bad faith or as a result of misconduct or negligence (gross or ordinary) by such Indemnified Party. Such indemnification shall be made only to the extent of assets of the Partnership.

            (j) No Limited Partner, in its capacity as a limited partner, shall take any part in the management or control of the business of the Partnership or transact any business for the Partnership.

            (k) The Corporate General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and the Corporate General Partner shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Corporate General Partner. Such funds shall not be commingled with funds of any other real estate limited partnership or other entity, including, without limitation, an entity managed or advised by the Corporate General Partner or its Affiliates. All withdrawals from any of such bank accounts shall be made by the duly authorized agent or agents of the Corporate General Partner.

            (l) The Corporate General Partner in its sole discretion may (but is not required to) make, on behalf of the Partnership, the election referred to in Section 754 of the Internal Revenue Code of 1954, as amended, or any similar provision enacted in lieu thereof, on such terms and conditions as it may determine in its sole discretion. Each of the Partners shall upon request supply the information necessary to give proper effect to such election.

            (m) The General Partners covenant and agree that they have, and will at all times in the future maintain, an aggregate net worth (including the net worth of the individual managing general partners of BPA Associates) sufficient to meet the presently existing requirements of applicable regulations, rulings and policies of the Internal Revenue Service in order that the Partnership will be in a position to be classified as a partnership for Federal income tax purposes, and they will use reasonable efforts to meet all future requirements set by the United States of America, any agency thereof or the courts necessary for the Partnership to be classified as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

            (n) The failure of any Limited Partner to pay to the Partnership the full amount of the Second Capital Contribution, Third Capital Contribution or Fourth Capital Contribution, as the case may be, or the Stated Interest thereon required of such Limited Partner under Section 6(d) hereof on or before March 15, 1986, March 15, 1987 and March 15, 1988, respectively, shall be deemed a default under this Agreement by such Limited Partner. If at the time of such default, or at any time subsequent thereto, the Partnership holds the defaulting Limited Partner's Promissory Note then the Corporate General Partner, on behalf of the Partnership, may take any actions that may be necessary or available to enforce the Promissory Note, including, without limitation, the right to do any of the following: (a) commence legal proceedings against the defaulting Limited Partner to compel payment of the Promissory Note; and (b) arrange a sale of such defaulting Limited Partner's Interest. If the Corporate General Partner elects to attempt to sell such defaulting Limited Partner's Interest, the Corporate General Partner shall use its best efforts to arrange a prompt sale of such defaulting Limited Partner's Interest in the Partnership, the proceeds of which sale will be paid to the

Partnership to the extent necessary to satisfy such defaulting Limited Partner's obligations to the Partnership, and any excess of such amount will be paid to the defaulting Limited Partner, after deducting all expenses of sale together with the Partnership's expenses related to attempting to enforce the Limited Partner's obligations hereunder and pursuant to the Promissory Note. Any sale arranged by the Corporate General Partner shall be on commercially reasonable terms (taking into account the necessity for concluding any such sale promptly, the restrictions on resale of the Interest, the purchasers to whom it may be sold under applicable securities laws, and the necessity of conducting a private sale of the Interest) as determined by the Corporate General Partner in ks sole discretion and may involve (i) the sale of all or any portion of such Limited Partner's Interest, and (ii) the General Partners (or any Person affiliated with the General Partners) as the prospective purchaser. The Corporate General Partner shall notify the defaulting Limited Partner in writing of the terms of any proposed sale of such defaulting Limited Partner's Interest (or any portion thereof specified by the Corporate General Partner) which it has arranged pursuant to this Section 8(n), which notice shall also specify the estimated amount (if any) for which the defaulting Limited Partner will remain liable, notwithstanding such notice, to the Partnership if such proposed sale is concluded (which amount shall consist of the full amount of such Limited Partner's Second Capital Contribution, Third Capital Contribution and Fourth Capital Contribution, plus Stated Interest thereon, diminished by any portions thereof previously paid by him and diminished by any anticipated net proceeds, after deducting all expenses of sale and expenses related to attempting to enforce the Limited Partner's obligations hereunder and pursuant to the Promissory Note, to the Partnership from the sale of all or a portion of his Interest in the Partnership, as set out herein above). If, as of the date seven (7) business days after the date of such notice, the defaulting Limited Partner has not paid the Partnership in cash the full amount of such Limited Partner's Second Capital Contribution, Third Capital Contribution or Fourth Capital Contribution, as the case may be, plus Stated Interest thereon, then the Corporate General Partner may conclude the sale of the Limited Partner's Interest (or the specified portion thereof) on the terms specified in such notice and, upon such sale having been concluded, the defaulting Limited Partner shall continue to be liable to the Partnership for an amount equal to the full amount of such Limited Partner's Second Capital Contribution, Third Capital Contribution and Fourth Capital Contribution, plus Stated Interest thereon, diminished by any portions thereof previously paid by him and diminished by the net proceeds (after deducting all expenses of sale together with the Partnership's expenses of attempting to enforce the Limited Partner's obligations hereunder and pursuant to the Promissory Note) to the Partnership from the sale of the Interest or portion thereof sold. Any notification required by law of intended disposition of the Limited Partner's Interest shall be deemed reasonably and properly given if given at least seven (7) days before such disposition. Any excess of the net proceeds over the obligations of the defaulting Limited Partner, following deductions for the expenses described above, shall be paid to the defaulting Limited Partner. The Person to whom such defaulting Limited Partner's Interest (or portion thereof) is sold shall take all right, title and interest of the defaulting Limited Partner in that portion of such Interest of the defaulting Limited Partner which was sold. In the event that the Corporate General Partner, after following the above procedure, is unable to arrange a sale of all or any portion of a defaulting Limited Partner's Interest in the Partnership, then, but only if the Corporate General Partner so elects, such Limited Partner shall lose all right and title to or interest in that portion of his Interest which was unsold, and that portion of his Interest shall be redistributed as provided below and his obligations to the Partnership discharged with respect to that unsold portion (that portion of his Interest which had not been sold being divided pro rata among the non-defaulting Limited Partners and the General Partners, or, in the event of any such breach and default by all of the Limited Partners, that portion of their Interests which had not been sold being divided pro rata between the Corporate General Partner and BPA Associates); for purposes hereof, such pro rata division shall result in a defaulting Limited Partner receiving or being allocated, as the case may be, for purposes of determining all cumulative cash distributions and profit and loss, respectively, of the Partnership, only a percentage of such allocations and distributions with respect to that portion of the Partnership's fiscal year occurring before the date of such election, such percentage being equal to the amount of his actual Capital Contributions plus Stated Interest and Surety Fee actually paid expressed as a percentage of the total Capital Contributions plus Stated Interest plus Surety Fee he was obligated to make. Nothing herein shall obligate the Corporate General Partner to make the election referred to in the preceding sentence or limit any right of the Partnership to enforce a Promissory Note.

            (o)   Notwithstanding any other provision of this Agreement,
(i) if, as a result of the enactment of new Federal tax or other legislation the Partnership is or would become or is or would be held to be taxable as a corporation or the Partnership or some or all of the Limited Partners are or would be otherwise adversely affected, and (ii) if the Partnership or some or all of the Limited Partners would benefit therefrom, the Corporate General Partner, in its sole discretion and without the consent of the Limited Partners, may take any and all such actions it may deem necessary or appropriate to qualify the Partnership (or a successor entity or entities holding all or any portion of the Partnership's property) for taxation as one or more real estate investment trusts under Sections 856 to 860 of the Internal Revenue Code of 1954, as amended (the "Code") (or similar or successor provisions). Such actions may include, but shall not be limited to, amending the Partnership Agreement or reorganizing the Partnership into some other form of association such as a corporation or a business trust. The Corporate General Partner shall effectuate any such qualification, amendment or reorganization so that, to the extent possible and legally permissible under the circumstances, the respective interests of the Partners in the assets and income of the Partnership (or successor entity) immediately following such qualification, amendment or reorganization are substantially equivalent to such interests immediately prior thereto.

            (p) The Corporate General Partner is hereby authorized and empowered (and all prior actions in connection therewith are ratified), on behalf of the Partnership, to enter into an agreement with the General Partners and/or Affiliates to make loans to the Partnership at the time of distributions pursuant to Section 11 (a) hereof with respect to each fiscal quarter of each fiscal year (or portion thereof) during the term of such agreement, in an amount not in excess of the lesser of (i) the amounts distributed to the General Partners pursuant.to Section 11(a) hereof with respect to such fiscal quarter (or portion thereof) or (ii) the difference, if any, between an amount equal to 7% per annum of the aggregate Adjusted Total Investment of the Limited Partners with respect to such fiscal quarter (reduced proportionately in the case of a period of less than a fiscal quarter) and the amounts distributed to the Limited Partners pursuant to Section 11(a) hereof with respect to such fiscal quarter (or portion thereof). Such loans shall bear interest at a rate not in excess of 10% per annum, compounded annually, with principal and interest payable as provided in Section 11(b) hereof. The proceeds of any loan made pursuant to such agreement shall be distributed 100% to the Limited Partners pro rata in accordance with their Percent Interests.

            (q) Beginning on January 1, 1993 any General Partner which is not a corporation may withdraw from the Partnership without thereby incurring any liability to the Partnership or to any Partner at the end of any calendar year upon 30 days' prior notice to the other General Partners (and any general partner of a partnership which is a General Partner may withdraw from such partnership without thereby incurring any liability to the Partnership or to any Partner) so long as:

                  (i) after such withdrawal there would remain at least one General Partner, and

                  (ii) such withdrawal would not (in the opinion of the Partnership's legal counsel, which shall be conclusive for this purpose) result in the Partnership's ceasing to be treated as a partnership for purposes of the then applicable provisions of the Code, and

                  (iii) the remaining General Partner (or General Partners) shall have agreed to elect to continue the Partnership business after such withdrawal and to comply with the requirements of

      Section 13(a) with respect to such election.

      9.    Allocation of Profits and Losses.

            (a) The profits or losses for tax purposes of the Partnership, other than any profits or losses attributable to the sale or other disposition of all or any substantial portion of the Partnership Property or the Joint Venture Property, shall be allocated as follows: subject to the provisions of Section 9(e) below, 96% of such profits or losses shall be allocated among the Limited Partners in proportion to their respective Percent Interests, and 4% of such profits or losses shall be allocated to the General Partners; provided, however, that the books of the Partnership shall be closed immediately prior to the first Periodic Admission Date and any such profits or losses attributable to the portion of the fiscal year occurring prior to the first Periodic Admission Date shall be allocated 99.99% to the General Partners and 0.01% to the Initial Limited Partner;

            (b) The profits of the Partnership from any sale or other disposition of all or any substantial portion of the Partnership Property or the Joint Venture Property, after deducting any expenses relating to such sale or other disposition, shall be allocated as follows: (i) first, there shall be allocated to the General Partners an amount equal to the greater of (A) 1% of such profits or (B) the amount distributable (in excess of the General Partners' aggregate net positive Capital Account balances) to the General Partners as Sale Proceeds or Financing Proceeds from such sale or other disposition in accordance with Section 11(b) hereof to be allocated among the General Partners in proportion to the amount of such proceeds distributed to each General Partner; (ii) second, if the Capital Accounts with respect to each Limited Partnership Interest of the Limited Partners are not then equal, profits shall be allocated to the holder of a Limited Partnership Interest with a Capital Account which is smaller in amount (or greater in deficit) than the Capital Account for any other Limited Partnership Interest until the balance in such Capital Account equals the balance in the Capital Account of the Limited Partnership Interest which was next smallest in amount (or next greatest in deficit) before such allocation, and thereafter such profits shall continue to be allocated to each successive holder or group of holders of Limited Partnership Interests with Capital Accounts which are smallest in amount (or greatest in deficit), until either the balances of all Capital Accounts with respect to the Limited Partnership Interests are equal or all such profits have been allocated; and (iii) third, any remaining profits shall be allocated among the Limited Partners in proportion to their respective Percent Interests. Notwithstanding the allocation in the first sentence of this Section 9(b), if, after such allocation, the aggregate deficit balances, if any, in the Capital Accounts of the General Partners would be greater in absolute amount than the Potential Unrealized Gain (as hereinafter defined) of the Partnership on the date of such allocation (for such purposes such Potential Unrealized Gain is to be allocated pro rata among the General Partners in proportion to the negative balances in their respective Capital Accounts), then the allocation of profits to the Limited Partners under clause (iii) of the first sentence of this Section 9(b) shall be reduced and the allocation of profits to the General Partners under clause (i) of the first sentence of this Section 9( b) shall be increased (to be shared by them in proportion to the deficit balances in their respective Capital Accounts) to the extent necessary to cause the aggregate deficit balances in the Capital Accounts of the General Partners after such allocation to be equal in absolute amount to the Potential Unrealized Gain (but the allocation of profits under clause (ii) of the first sentence of this Section 9(b) shall not be affected by this sentence). Notwithstanding the allocation in the first sentence of this
Section 9(b), if, at any time profits are realized by the Partnership on the sale or other disposition of all or any substantial portion of the Partnership Property or the Joint Venture Property, any current or anticipated reduction of the Partnership's indebtedness (including the Partnership's share of the indebtedness of the Joint Venture or the Building Joint Ventures) or any future distribution of cash to the General Partners, as calculated by the Corporate General Partner, would cause the deficit balances in the Capital Accounts of any or all of the General Partners to be greater than its or their share of the Partnership's indebtedness (including the Partnership's share of the indebtedness of the Joint Venture and the Building Joint Ventures) after such reduction or distribution, then the allocation of profits to the Limited Partners under clause (iii) of the first sentence of this Section 9(b) shall be reduced and the allocation of profits to the General Partners under clause (i) of the first sentence of this Section 9(b) shall be increased (to be shared by them in proportion to the deficit balances in their respective Capital Accounts) to the extent necessary to cause the deficit balance in each General Partner's Capital Account to be equal to such General Partner's share of the Partnership's indebtedness (including the Partnership's share of the indebtedness of the Joint Venture or the Building Joint Ventures) after such reduction or distribution (but the allocation of profits under clause (ii) of the first sentence of this Section 9( b) shall not be affected by this sentence). "Potential Unrealized Gain" shall equal the amount of profits which would be realized by the Partnership for Federal income tax purposes (to be shared pro rata in proportion to the respective deficit balances of the General Partners) if all Partnership Property and Joint Venture Property (including the Joint Venture's interests in the Building Joint Ventures) were sold for their fair market value as determined by the Corporate General Partner (and all installment receivables of the Partnership, the Joint Venture and the Building Joint Ventures were collected) on the date of such allocation. Notwithstanding anything to the contrary in this Agreement, upon the ultimate liquidation of the Partnership, if a General

Partner has a deficit balance in its Capital Account (after giving effect to the allocations set forth in this Agreement, including without limitation the allocations set forth in this Section 9(b)), such General Partner will make a capital contribution which, when added to the amount contributed by such General Partner pursuant to Sections 11(b) and 13(e) hereof, is equal to such deficit balance. Notwithstanding any adjustment of the allocation of profits or losses provided in this Agreement by any judicial body or governmental agency, the allocations of profits or losses provided in this Agreement shall control for all other purposes of this Agreement (or any amendment hereto, including any amendment pursuant to Section 19(d)), including without limitation, the determination of the Partners' Capital Accounts for all purposes of this Agreement.

            (c) The losses from any sale or other disposition of all or any substantial portion of the Partnership Property or the Joint Venture Property shall be allocated 99% among the Limited Partners in proportion to their respective Percent Interests, and 1% to the General Partners.

            (d) "Profits" or "losses" as used herein include, without limitation, each item of Partnership income, gain, loss and deduction (as determined for Federal income tax purposes), and the Partnership's allocable share of each such item from the Joint Venture under the Joint Venture Agreement, including the Joint Venture's allocable share of each such item from the Building Joint Ventures under the Building Joint Venture
Agreements.   Any credits of the Partnership (as determined for Federal
income tax purposes) for a fiscal year shall be allocated as profits or losses of the Partnership (other than any profits or losses attributable to the sale or other disposition of all or any substantial portion of the Partnership Property or the Joint Venture Property) in accordance with this
Section 9, except that any investment tax credit shall be allocated only among those Partners who were partners (for Federal income tax purposes) on the date the property with respect to which such credit is earned was placed in service by the Partnership or, in the case of any Joint Venture Property, by the Joint Venture or by the applicable Building Joint Venture, as the case may be.

            (e) The losses of the Partnership allocable with respect to Limited Partnership Interests for the calendar year 1985 shall be allocated on the basis of interim closings of the Partnership's books on a cash basis on each Periodic Admission Date and on December 31, 1985, and losses for such respective period shall be allocated among the Limited Partners who were Limited Partners during the period for which losses are being allocated in a manner which, to the extent possible, will cause each Limited Partner admitted as of a 1985 Periodic Admission Date after the first 1985 Periodic Admission Date (if any such succeeding Periodic Admission Dates occur) to be allocated, with respect to each Limited Partnership Interest, losses equal to such Limited Partner's Admission Date Percentage (as hereinafter defined) of the losses allocated to a Limited Partner admitted as of the first 1985 Periodic Admission Date with respect to each Limited Partnership Interest. The term "Admission Date Percentage" means an amount equal to 100% reduced by 2% for each month by which the month in which such Limited Partner's 1985 Periodic Admission Date occurs is later than the month in which the first 1985 Periodic Admission Date occurs. For example, if the first Periodic Admission Date occurs as of June 1, 1985, and a Periodic Admission Date occurs as of August 1, 1985, then a Limited Partner admitted as of such later date will, to the extent possible, be allocated 96% of the losses per Limited Partnership Interest which are allocated to a Limited Partner admitted as of the first 1985 Periodic Admission Date, because the Limited Partners admitted at such later date would be allocated 100% less 2% per month multiplied by the number of months (in this case, two) since June.

      Further, in the event that the Capital Account balance (following all of the above allocations for calendar year 1985) for any holder of a Limited Partnership Interest is greater than it would be if all 1985 losses allocable to the Limited Partners had been allocated in the percentages specified in the preceding paragraph of this Section 9(e) (due to applicable law or otherwise), then profits or losses of the Partnership from operations for calendar year 1986 shall first be allocated in an amount and manner such that the Capital Account balances for all Limited Partners are consistent with the ratios specified in the preceding paragraph of this Section 9(e). Thereafter, all such profits or losses allocable to the Limited Partners shall be allocated in accordance with Sections 9(a), 9(b) and 9(c) hereof, as applicable.

            (f) Profits or losses allocable to the General Partners pursuant to this Section 9 shall be allocated among the Corporate General Partner and the Associate General Partners as follows:

                  (i) Profits or losses allocable to the General Partners pursuant to Section 9(a) shall be allocated 59.79% to the Corporate General Partner, 14.95% to BPA Associates and 25.26% to APB Associates; and

                  (ii) Profits or losses allocable to the General Partners pursuant to clause (i)(A) of the first sentence of Section 9(b) and pursuant to Section 9(c) shall be allocated 3737% to the Corporate General Partner, 37.37% to BPA Associates and 25.26% to APB Associates.

      Notwithstanding anything to the contrary that may be expressed or implied in this Agreement the interests of all of the General Partners taken together in each item of Partnership income gain, loss, deduction or credit will be equal to at least 1% of each of those items at all times during the existence of the Partnership. In determining the interests of the General Partners in those items, any Limited Partnership Interests owned by the General Partners shall not be taken into account.

            (g) The Corporate General Partner may amend the allocations set forth in this Section 9 in accordance with the provisions of Section 19(d).

            (h)   Notwithstanding the foregoing provisions of this
Section 9, in the event the Surety Fee is deemed to be a Partnership expenditure, such deduction shall be allocated to those Limited Partners paying their Capital Contributions in four installments (not including the General Partners with respect to those Limited Partnership Interests purchased pursuant to Section 6(h)).

      10. Records and Books of Account. Proper and complete records and books of account of the business of the Partnership shall be kept at the principal office of the Partnership, and shall be open to inspection by any Partner or his designated representatives at any reasonable time during business hours. The Partnership books and records shall be kept in accordance with good accounting practice (except that the Capital Accounts shall be kept for tax purposes in accordance with tax accounting methods), shall initially be kept on the cash basis, and may thereafter be kept for accounting purposes on the cash or accrual basis, as the Corporate General Partner shall determine. The Partnership books and records shall initially be kept on the cash basis for tax purposes, and may thereafter be kept on the cash or accrual basis for tax purposes, as the Corporate General Partner shall determine. Quarterly reports will be provided to the Limited Partners describing the status and operations of the Partnership Property and the Joint Venture Property. The Corporate General Partner shall cause to be sent to each Partner within 120 days after the end of each Partnership fiscal year (which shall be on a calendar year basis) financial statements including a balance sheet and related statements of income and changes in financial position, accompanied by a report of an independent certified public accountant stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards. The annual financial statements .sent to the Limited Partners pursuant to the preceding sentence will contain a complete statement of compensation and fees paid or accrued by the Partnership to the General Partners and their Affiliates. The Corporate General Partner shall cause to be delivered to each Partner, and to each assignee of an Interest (or portion thereof), an estimated statement of Partnership profit or loss for the current fiscal year of the Partnership, which is expected to be delivered by November 1 of each year, but in no event later than November 15 of each year. The Corporate General Partner shall cause to be sent to each Partner, and to each assignee of an Interest (or any portion thereof) within 90 days after the end of each Partnership fiscal year, a statement showing such Partner's share of profits or losses, and credits of the Partnership for such year for Federal income tax purposes and such further tax information as shall be necessary for the preparation by such Partner of his Federal income tax return.

      11.    Distributions of Partnership Funds.

            (a) Distributable Cash. Distributions of Distributable Cash (hereinafter defined) shall be made in such amounts, if any, as the Corporate General Partner may determine and at such times as the

Corporate General Partner may determine but not less frequently than once with respect to each calendar quarter commencing with respect to the first quarter of 1989. The Distributable Cash, if any, of the Partnership for each fiscal quarter shall be distributed within 60 days after the close of such quarter to those persons who are recognized as Partners as of the last day of the fiscal quarter for which the distribution is being made as follows:

                  (i) 6.25% of the amount being disbursed shall be paid to the Corporate General Partner and APB Associates as a fee for managing the affairs of the Partnership;

                  (ii) the remainder of the amount being disbursed shall be distributed 96% to the Limited Partners in proportion to their respective Limited Partnership Interests and 4% to the General Partners.

      The term "Distributable Cash" as used herein with respect to any period shall mean all cash revenues and funds received by the Partnership (other than funds received as Capital Contributions or the proceeds of any loan, refinancing or the sale or other disposition of all or any substantial portion of the Partnership Property or of all or any substantial portion of the Joint Venture Property, but including, however, such amounts from Working Capital Reserves as the Corporate General Partner may determine, whether from Capital Contributions or otherwise, and any interest earned or payments received on account of the Working Capital Reserves) in such period, less the sum of the following (to the extent not made from funds received as Capital Contributions or the proceeds of any loan, refinancing or the sale or other disposition of all or any substantial portion of the Partnership Property or the Joint Venture Property): (i) all sums paid to lenders (including the General Partners and their Affiliates in their capacity as lenders) in such period, (ii) all cash expenditures (including capital expenditures) made in such period incident to the normal operation of the business of the Partnership, the Joint Venture or the Building Joint Ventures including the fees, reimbursements and other amounts payable to the General Partners and Affiliates thereof pursuant to Sections 8(d), 8(e), 8(f), 8(p) and 11(e) hereof, and (iii) such Working Capital Reserves as the Corporate General Partner reasonably determines to be necessary or appropriate. Distributable Cash does not include the proceeds of loans made to the Partnership pursuant to Section 8(p) hereof.

            (b) Sale Proceeds or Financing Proceeds. The entire net proceeds received by the Partnership, after payment of any brokerage commissions and other expenses incurred in connection with any refinancing of any mortgage or other security interest upon any of the Partnership Property or the Joint Venture Property or any new or additional mortgages or other security interests placed upon any such property, and payment of any indebtedness being financed or refinanced, less any portion thereof required for appropriate Partnership, Joint Venture or Building Joint Venture expenses (including without limitation the payment of any indebtedness of the Partnership, the Joint Venture or any Building Joint Venture) and any reserves for expenditures, acquisitions, working capital, contingent or unforeseeable liabilities or obligations of the Partnership, the Joint Venture or any Building Joint Venture, or otherwise, deemed reasonably necessary by the Corporate General Partner, and less any amount considered necessary by the Corporate General Partner to purchase any interest in the Joint Venture, a Building Joint Venture or any Joint Venture Property (whether pursuant to rights contained in the Joint Venture Agreement, a Building Joint Venture Agreement or otherwise) are herein called "Financing Proceeds". Financing Proceeds do not include the proceeds of loans made to the Partnership pursuant to Section 8(p) hereof.

The entire net proceeds received by the Partnership from the sale or other disposition of all or any substantial portion of the Partnership Property or the Joint Venture Property (other than by sale, directly or indirectly, to the Partnership or the Joint Venture) after deducting payment of brokerage commissions and other expenses incurred in connection with such sale or other disposition and payment of any mortgage or other indebtedness of the Partnership for borrowed money other than indebtedness assumed by the purchaser, and less any portion thereof required for appropriate Partnership, Joint Venture or Building Joint Venture expenses and less any reserves for expenditures, acquisition, working capital, contingent or unforeseeable liabilities or obligations of the Partnership, the Joint Venture or the Building Joint Ventures, or otherwise, deemed reasonably necessary by the Corporate General Partner, and less any amount considered necessary by the Corporate General Partner to purchase any interest in the Joint Venture a Building Joint Venture or any Joint Venture Property (whether pursuant to rights contained in the Joint Venture Agreement, a Building Joint Venture Agreement or otherwise), including any interest (except to the extent paid with respect to interest on any underlying loan and except that such interest shall be treated as Distributable Cash to the extent necessary to cause the Limited Partners' cumulative distribution of Distributable Cash land of proceeds from loans made to the Partnership pursuant to Section 8(p)) with respect to all fiscal quarters through the end of the year of such receipt to equal 6% of the Current Capital Investment for such years commencing with the first calendar quarter following the calendar quarter in which the Fourth Capital Contribution is due) principal or other cash proceeds received by the Partnership as proceeds of any purchase money obligation arising from any sale or other disposition of Partnership Property or Joint Venture Property are herein called "Sale Proceeds".

      Sale Proceeds and any Financing Proceeds which are distributed to the Partners shall be distributed as follows:

            (i) first, 99% to the Limited Partners and 1% (o the General Partners to the extent that all previous distributions to the Limited Partners under this Section 11(b)(i) do not equal the Capital Contributions with respect to Limited Partnership Interests;

            (ii) second, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received an amount equal to (x) the sum of the amounts by which, for all fiscal years (or portions (hereof) commencing with the first calendar quarter following the calendar quarter in which the Fourth Capital Contribution is due and continuing through the fiscal year for which such distribution is made, the sum of Distributable Cash distributed to the Limited Partners pursuant to Section 11(a) and of proceeds from loans made to the Partnership pursuant to Section 8(p) for such years was less than 6% per annum of the Current Capital Investment for such years (so that for the purposes of the computation of such deficiency, the amount by which distributions of Distributable Cash and of proceeds from loans made to the Partnership pursuant to Section 8(p) for any fiscal years were in excess of 6% per annum of the Current Capital Investment of Limited Partners shall be credited to reduce any deficiency for any other fiscal year) less (y) the sum of all previous distributions made to the Limited Partners out of Sale Proceeds or Financing Proceeds pursuant to this Section 11(b)(ii);

            (iii) third, after repayment of any loans made to the Partnership pursuant to Section 8(p) hereof, in the case of sales of the Partnership Property or the Joint Venture Property (collectively,' the "Properties" and individually a "Property"), subject to the limitations set forth in Section 11(d), an amount to the General Partners equal to 3% of the Partnership's proportionate share (e.g.. 100% in the case of sales of the Partnership Property, 25% in the case of sales of Joint Venture Property by the Joint Venture and 1-5/7% of 46.5% in the case of sales of the Joint Venture Property by a Building Joint Venture) of the gross selling price of the Property being sold plus up to 3% of the Partnership's proportionate share of the aggregate selling prices of Properties previously sold to the extent the General Partners have not previously received such 3% of the Partnership's proportionate share of the selling prices of such Properties by reason of clauses (i) and (ii) of this Section 11(b) (the selling price or prices of all such Properties to include the amount of any indebtedness to which such Property or Properties are subject or which is assumed by the buyer); and

            (iv) fourth, after repayment of any loans made to the Partnership pursuant to Section 8(p) hereof, the balance 85% to the Limited Partners and 15% to the General Partners.

      The calculations provided under this Section 11(b) shall be made on a cumulative basis so that if it is determined, on any date on which a distribution of Sale Proceeds or Financing Proceeds is to be made, that distributions previously made under clause (ii) hereof plus cumulative distributions of Distributable Cash made to the Limited Partners under
Section 11(a) and of proceeds from loans made to the Partnership pursuant to Section 8(p) exceed 6% per annum of the Current Capital

Investment for each year or part thereof (beginning with the first calendar quarter following the calendar quarter in which the Fourth Capital Contribution is due ("excess distributions")), then the General Partners shall receive distributions from such Sale Proceeds or Financing Proceeds in an amount equal to the sum of (x) the amount of such Sale Proceeds or Financing Proceeds (undiminished by the amount determined under (y) hereof) to which the General Partners are entitled pursuant to clauses (iii) and
(iv) hereof, plus (y) the amount the General Partners would have received pursuant to clauses (iii) and (iv) hereof if the excess distributions had been distributed to the Partners at the time of such prior distributions.

      In the event that Acquisition Fees paid to anyone exceed 17% of the aggregate of Capital Investments with respect to Limited Partnership Interests, the amount distributable to the General Partners pursuant to
Section 11(b)(i) and (ii) shall be reduced by the amount of any such excess.

      If, upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the sum of the Capital Investments with respect to Limited Partnership Interests plus the maximum amount distributable to the Limited Partners under Section 1 l(b)(ii) exceeds the distributions of Sale Proceeds or Financing Proceeds to the Limited Partners pursuant to Sections 11(b)(i) and (ii) (said excess is hereinafter referred to as the "Excess Amount"), the General Partners shall make Capital Contributions to the Partnership (which contributions shall be credited to their Capital Accounts) in an amount equal to the lesser of the Excess Amount or the amounts of Sale Proceeds or Financing Proceeds received by the General Partners pursuant to Sections 1 l(b)(i) and (ii). Such Capital Contributions are to be made by the General Partners in proportion to the amounts of Sale Proceeds or Financing Proceeds received by them pursuant to Sections 1 l(b)(i) and (ii), and shall be distributed to the Limited Partners.

            (c)   Except as provided in the succeeding sentence of this
Section 11(c), any distribution of Sale Proceeds or Financing Proceeds to the Limited Partners shall be made with respect to each Limited Partnership Interest outstanding at the time of such distribution in the proportion which such Limited Partnership Interest bears to the total number of Limited Partnership Interests then outstanding. If the Capital Accounts with respect to all Limited Partnership Interests are not equal at the time of any such distribution of Sale Proceeds to the Limited Partners under
Section 11(b)(iv), any such distribution of Sale Proceeds distributable to the Limited Partners shall be made first with respect to any Limited Partnership Interests with Capital Accounts immediately prior to such distribution showing a balance which is greater in positive amount (or lesser in deficit) than the Capital Accounts for any other Limited Partnership Interests, after taking into account any allocation of gain pursuant to Section 9(b)(ii), such distribution to be made with respect to and among the holders of such Limited Partnership Interests showing such a greater positive (or lesser deficit) balance in their Capital Accounts in a manner so as to equalize to the extent possible the Capital Accounts for all Limited Partnership Interests following such distribution; provided that in the event the Corporate General Partner reasonably anticipates that the Capital Accounts with respect to all Limited Partnership Interests will, apart from such distribution, be equal by the end of the following fiscal year, such distribution shall be made in accordance with the preceding sentence in the same manner as if such Capital Accounts were equal at the time of such distribution.

            (d)   The amount distributable to the General Partners under
Section 11(b)(iii) in connection with sale of a Property shall in no event exceed 50% of the amount customarily charged in connection with sales of properties in arm's-length transactions by non-affiliates of JMB rendering real estate brokerage services as an on-going public activity in the same geographical location and for comparable property; provided, however, thai the amount distributable to the General Partners under Section 11(b)(iii) plus the real estate commission paid to anyone in connection with the sale of a Property shall in no event exceed the lesser of (i) 6% of the gross purchase price of the Property paid to the Partnership, the Joint Venture or a Building Joint Venture, as the case may be, by the purchaser, or (ii) the amount customarily charged in connection with sales of properties in arm's- length transactions by non-affiliates of JMB rendering real estate brokerage services as an on-going public activity in the same geographical location and for comparable property. Notwithstanding all other provisions of this Section 11(d), no Affiliate of the General Partners shall be given the exclusive right to sell or exclusive employment to sell any Partnership Property or Joint Venture Property and no amounts shall be distributable to the General Partners under Section 1 l(b)(iii) unless the General Partners, the Joint Venture or their Affiliates perform services in connection with the sale of a property.

            (e) Except as provided herein, all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The Partnership shall pay Organizational and Offering Expenses incurred in the creation of the Partnership and the sale of Limited Partnership Interests. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to Affiliates of the Corporate General Partner; provided, however, that with respect to Organizational and Offering Expenses relating to the organization of the Partnership, the Partnership shall not pay salaries to, and the Corporate General Partner or its Affiliates may not be reimbursed for the salaries and related salary expenses incurred by, any Controlling Person (as defined below). Reimbursements (other than for Organizational and Offering Expenses) to the General Partners or any Affiliates shall not be allowed, except for (i) the actual cost to the General Partners or such Affiliates of goods, materials and services used for or by the Partnership and obtained from entities which are not affiliated with the General Partners; (ii) salaries and related salary expenses for services which could be performed directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing, duplicating and other such services; (iii) Partnership reports and communications to investors; and (iv) administrative services necessary to the prudent operation of the Partnership. No reimbursement under clauses (ii) through (iv) above shall be permitted for services for which the General Partners or Affiliates receive a separate fee or for (x) the salaries and related salary expenses incurred by any Controlling Person and (y) any indirect expenses incurred by them in performing services for the Partnership, such as rent, depreciation charges relating to capital equipment, utilities and other administrative items. "Controlling Person" for purposes of this Section 1 l(e) shall mean any person, regardless of title, who performs executive or senior management functions for the General Partners or Affiliates similar to those of directors, executive management and senior management, or any person who either holds 5% or more equity interest in the General Partners or Affiliates or has the power to direct or cause the direction of the General Partners or Affiliates, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any person having the power to direct or cause the direction of the management level employees and policies of the General Partners or Affiliates. It is not intended that every person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of Controlling Person. In no event shall any amount charged to the Partnership as a reimbursable expense by the General Partners exceed the lesser of (a) the actual cost of such services, or (b) the amount which the Partnership would be required to pay to independent parties for comparable services. In the Partnership's annual report to Limited Partners, there shall be provided an itemized breakdown of reimbursements made to the Corporate General Partner and any Affiliates pursuant to this Section 1 l(e). The reimbursement for expenses provided in this Section 1 l(e) shall be made to the General Partners regardless of whether any distributions are made to the Limited Partners under the provisions of Section 11(a) hereof.

            (f) Distributions to the General Partners of Distributable Cash and Sale Proceeds and Financing Proceeds pursuant to this Section 11 shall be distributed among the Corporate General Partner and the Associate General Partners as follows:

                  (i) Distributable Cash distributable to the Corporate General Partner and APB Associates pursuant to Section 11(a)(i) shall be distributed 79.79% to the Corporate General Partner and 20.21% to APB Associates;

                  (ii) Distributable Cash distributable to the General Partners pursuant to Section 11(a)(ii) shall be distributed 63.83% to the Corporate General Partner, 15.96% to BPA Associates and 20.21% to APB Associates;

                  (iii) Sale Proceeds and Financing Proceeds distributable to the General Partners pursuant to Section 11(b)(i) and (ii) shall be distributed 1% to the Corporate General Partner, 24% to BPA Associates and 75% to APB Associates; and

                  (iv) Sale Proceeds and Financing Proceeds distributable to the General Partners pursuant to Sections 11(b)(iii) and (iv) shall be allocated 12.5% to the Corporate General Partner, 12.5% to BPA Associates and 75% to APB Associates until APB Associates has received Sale Proceeds under Sections 11(b)(iii) and (iv) and this Section 11(f)(iv) in an amount equal to 32.6% of the aggregate amounts distributed to the General Partners pursuant to Sections 11(b)(i) and (ii), and thereafter Sale Proceeds and Financing Proceeds distributable to the General Partners pursuant to Sections 11(b)(iii) and (iv) shall be distributed 42.424% to the Corporate General Partner, 42.424% to BPA Associates and 15.152% to APB Associates.

            (g) The Partnership shall have the right to offset any Limited Partner's share of Distributable Cash, Sale Proceeds, Financing Proceeds, proceeds of loans made to the Partnership pursuant to Section 8(p), or any amounts owed by the Partnership to such Limited Partner against any amount owed by such Limited Partner to the Partnership under his Promissory Note or hereunder.

      12. Representations of the Limited Partners. Each Limited Partner, or each individual signing on behalf of a Limited Partner that is not an individual, by executing this Agreement, represents:

            (a) That the individual signing as, or on behalf of, a Limited Partner is over the age of twenty-one (21) years and is experienced in business affairs;

            (b) That the Limited Partnership Interests being purchased by such Limited Partner are for long-term investment and without present intention of resale or other disposition; and

            (c) That such Limited Partner is financially responsible and able to meet his obligations hereunder, and that such Limited Partner knows and acknowledges that this investment is by its nature highly speculative and illiquid and that the transfer of the Limited Partnership Interests is restricted.

      13.   Dissolution.

            (a) The dissolution, bankruptcy or withdrawal from the Partnership of any General Partner shall dissolve the Partnership unless within sixty (60) days thereafter all the remaining General Partners (or General Partner, as the case may be) shall elect to continue the Partnership business, which election shall be evidenced by a writing signed by the remaining General Partners (or General Partner) and deposited at the principal business office of the Partnership to be kept there with the records and books of the Partnership (no other action or filing shall be required to complete or evidence such election, except as may be required by law). In such event, the Partnership shall not be dissolved, but Shall continue with the remaining General Partners (or General Partner) as General Partners (or General Partner). In the event that the only remaining General Partner or General Partners shall be Associate General Partners, all rights, power and authority vested by this Agreement in the Corporate General Partner shall be vested in BPA Associates, if it is a remaining Associate General Partner, or, if not, such other Associate General Partner which is remaining. In the event no such election is made, the Partnership shall be dissolved and terminated in accordance with
Section 13 hereof. In the event of the bankruptcy, dissolution or withdrawal of any of the General Partners during the first 10 years of the Partnership or during such time as the Partnership retains its original properties, whichever is shorter, the remaining General Partners will elect to continue the Partnership for such period. In the event of the bankruptcy, dissolution or withdrawal of a General Partner at any time during the life of the Partnership, the remaining General Partners shall promptly give the Limited Partners notice of the occurrence of an event constituting such bankruptcy, dissolution or withdrawal. If there is at any time only one General Partner, the sole General Partner shall give the Limited Partners 60 days' prior written notice of its intent to voluntarily withdraw as a General Partner of the Partnership. The Corporate General Partner hereby agrees not to withdraw as a General Partner of the Partnership during the period of 10 years from the date of the Private Offering Memorandum unless, prior to such withdrawal, the Limited Partners have exercised their right pursuant to Section 17 (and subject to the conditions set forth therein) to elect a new General Partner.

            (b) All the Partners may agree in writing from time to time to admit to the Partnership one or more new General Partners either in addition to or in substitution of one or more of the previously incumbent General Partners. No such addition or substitution of a new General Partner shall work a dissolution of the Partnership.

            (c) Only the happening of one of the following events shall work a dissolution of the Partnership:

                  (i) The bankruptcy, dissolution or withdrawal from the Partnership of the last remaining General Partner;

                  (ii) The reduction to cash or cash equivalents (other than purchase money notes and security interests) of the Partnership Property;

                  (iii) The agreement in writing by all of the Partners to dissolve the Partnership or subject to Section 17(b), the vote of the Limited Partners under Section 17(a); or

                  (iv) The termination of the term of the Partnership pursuant to Section 5 of this Agreement.

      For purposes of Section 13(c)(i), the "bankruptcy" of a General Partner shall be deemed to have occurred upon the expiration of 60 days following the happening of any of the following (unless such case is dismissed or the event is otherwise cured): (i) the filing of an application by such General Partner for, or a consent to, the appointment of a trustee of its assets, (ii) the filing by such General Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay his debts as they come due, (iii) the making by such General Partner of a general assignment for the benefit of creditors, (iv) the filing by such General Partner of an answer admitting the material allegations of, or its consenting to, or defaulting in answering a bankruptcy petition filed against it in any bankruptcy proceeding or (v) the entry of an order Judgment or decree by any court of competent jurisdiction adjudicating such General Partner a bankrupt or appointing a trustee of its assets.

      For purposes of Section 13(c)(i), the "dissolution" of a General Partner shall not include a dissolution of one of the Associate General Partners by reason of the death, bankruptcy, adjudication of competency, dissolution, termination or withdrawal (whether voluntary or involuntary) of one or more of the general partners of such Associate General Partner so long as the remaining general partners of such Associate General Partner elect to continue such partnership.

            (d) In the event of the dissolution of the Partnership for any reason, the Partners shall have the option, upon the consent of all of them (other than any General Partner which may have become bankrupt, dissolved, terminated or withdrawn from the Partnership and other than any Limited Partner which may have died or withdrawn from the Partnership or become bankrupt, dissolved or incompetent), to form a new partnership, on such terms and conditions as may be agreed upon for the purpose of acquiring the Partnership Property and continuing the Partnership business.

Unless the Partners so agree, the Partnership shall be liquidated and shall immediately commence to wind up its affairs. The Partners shall continue to share profits or losses during the period of liquidation in the same proportions as before dissolution. Subject to Section 8(c) hereof, the Corporate General Partner in its sole discretion shall determine whether to sell any Partnership Property, including but not limited to real property, and if so, whether at a public or private sale, for what price and on what terms. If the Corporate General Partner determines to sell or otherwise dispose of any property or any interest therein, the Corporate General Partner shall not be required to do so promptly but shall have full right and discretion to determine the time and manner of such sale or sales having due regard to the activity and condition of the relevant market and general financial and economic conditions. After such sales (if any), the Corporate General Partner shall pay all debts and liabilities of the Partnership (other than loans to the Partnership made pursuant to Section 8(p) hereof), including all costs of dissolution and winding up, and then shall distribute the proceeds of such sales, together with all cash and other property then owned by the Partnership, as follows:

                  (i) The Corporate General Partner may set up any reserve it deems reasonably necessary for any contingent liabilities or obligations of the Partnership, to Persons other than Partners arising out of or in connection with the Partnership. Such reserves will be paid over by the Corporate General Partner to a bank or trust company to act as escrow agent or to a reputable Person selected by the Corporate General Partner. Any such escrow agent will hold such reserves for payment of any of the aforementioned contingencies and, at the expiration of such period as the Corporate General Partner will designate, distribute the balance thereafter remaining in the manner provided in clause (ii) of this Section 13(d).

                  (ii)  Thereafter, in accordance with the provisions of
Section 11(b) of this Agreement.

            (e) Each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contributions thereto and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner or any Limited Partner. Upon dissolution and termination of the Partnership, the General Partners shall contribute to the Partnership an aggregate amount equal to (and except as provided in Sections 9(b) or 11(b) shall not be obligated to contribute more than) the amount which is determined to be the smaller of (i) an amount equal to the deficit balance in their Capital Accounts at such termination or (ii) the excess of 1.01% of the Capital Contributions made by the Limited Partners over the aggregate Capital Contributions made by the General Partners as provided in Sections 6(b), 9(b) and 11(b) and otherwise under this Agreement. Such Capital Contributions under clauses (i) or (ii) of the preceding sentence are to be made by the General Partners in opinion to the deficit balances in their Capital Accounts, to the extent of such deficit balances, and thereafter 42.424% by the Corporate General Partner, 42.424% by BPA Associates and 15.152% by APB Associates. No Limited Partner shall have any right to demand or receive propeny other than cash at any time, including upon dissolution and termination of the Partnership.

            (f) Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership will terminate and the Corporate General Partner will have the authority to execute and record a Certificate of Cancellation of the Partnership as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.

      14.   Assignment of Limited Partners' Interests in the Partnership.

            (a) No Limited Partner shall assign, transfer, encumber or otherwise dispose of all or any part of his Interest otherwise than in accordance with the provisions of this Section 14, and any such purported assignment, transfer, encumbrance or other disposition which is not authorized by this Section 14 shall not be effective for any purpose.

            (b) Subject to the provisions of Sections 14(e) and 14(f) hereof, any Limited Partner at any time from time to time shall have the right to assign, transfer, encumber or otherwise dispose of all or any part of his Interest to, or in trust for the benefit of, any Person, but no such assignee shall be or become a substituted Limited Partner except in accordance with Sections 14(c) and 14(d) hereof. Any Limited Partner so assigning all or part of his Interest is hereinafter called the "Assigning Limited Partner".

           (c) The Corporate General Partner may (but need not), in its sole discretion, consent to the appointment of an assignee or transferee (whether such assignee or transferee has acquired his interest in the Partnership by virtue of a voluntary assignment pursuant to Section 14(b) hereof, an involuntary transfer or a transfer by operation of law) of an Interest (or a pan thereof) of a Limited Partner as a substituted Limited Partner in the Partnership entitled to all the rights and benefits of the Assigning Limited Partner under this Agreement; but no such assignee or transferee shall be or become a Limited Partner unless and until such assignee or transferee satisfies all conditions of this Section 14 and unless and until the Corporate General Partner in writing designates and appoints such person as a substituted Limited Partner. Notwithstanding the time at which such conditions shall have been satisfied, any assignee of an Interest (or a pan thereof) shall be recognized as a holder of Interests as of the first day of the fiscal quarter next succeeding the fiscal quarter in which such assignment occurs. The Partners hereby consent and agree to such designation and appointment of a substituted Limited Partner by the Corporate General Partner, and agree that the Corporate General Partner may, on behalf of each Partner and on behalf of the Partnership, cause the Certificate of this Partnership to be appropriately amended.

            (d) Each substituted Limited Partner, as a condition to his admission as a Limited Partner, shall execute and acknowledge (including swearing to) such instruments (including, without limitation, the power of attorney required by Section 16 hereof), in from and substance satisfactory to the Corporate General Partner, as the Corporate General Partner shall reasonably deem necessary or desirable to effectuate such admission and to confirm the agreement of the substituted Limited Partner to be bound by all the terms and provisions of this Agreement with respect to the Interest (or opinion thereof) acquired. All reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with the transfer and substitution shall be paid by such substituted Limited Partner.

            (e) Anything in this Section 14 or elsewhere in this Agreement to the contrary notwithstanding, no assignment, transfer, encumbrance or other disposition to a minor or incompetent of all or any part of any Limited Partner's Interest in the Partnership shall be made or shall be effective, and further, no assignment, transfer, encumbrance, or other disposition of all or any pan of any Limited Partner's Interest shall be made or shall be effective if such assignment, transfer, encumbrance or other disposition would (in the opinion of the Partnership's legal counsel, which shall be conclusive for this purpose) result in any substantial adverse effect upon the Partnership or the Partners for Federal income tax purposes.

            (f) Anything in this Section 14 or elsewhere in this Agreement to the contrary notwithstanding, no assignment, transfer, encumbrance or other disposition of all or any pan of any Limited Partner's Interest in the Partnership shall be made or shall be effective unless (i) prior to the consummation thereof, all assignees and transferees with respect thereto shall have made to the Partnership in writing all of the representations set out in Sections 12(a), 12(b) and 12(c) of this Agreement, (ii) the General Partners' grant their consent (which may be withheld in their sole discretion) to such assignment, transfer, encumbrance or other disposition and (iii) if required in the discretion of the General Partners, the Partnership is provided with an opinion of its legal counsel, or other legal counsel satisfactory to the Partnership's counsel, stating that such assignment, transfer, encumbrance or other disposition is exempt from the Securities Act of 1933 and is permissible under all other applicable Federal and state securities laws without registration or qualification of any security or any Person.

            (g) Each Assigning Limited Partner, each substituted Limited Partner and each assignee of any Interest (or portion thereof) shall indemnify and hold harmless the Partnership, every General Partner, every partner, officer, director, employee or Affiliate of a General Partner and every other Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made) by such Assigning Limited Partner, substituted Limited Partner or assignee of an Interest (or opinion thereof) in connection with any assignment, transfer, encumbrance or other disposition of all or any part of any Interest in the Partnership, against expenses for which the Partnership or such other Person has not otherwise been reimbursed (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it or him in connection with such action, suit or proceeding; provided, however, that the foregoing indemnification shall not be valid as to any Partner who supplied the information which gave rise to any actual material misrepresentation, misstatement of facts or omission to state facts.

            (h) In the event a vote of the Limited Partners shall be taken pursuant to this Agreement for any reason, a Limited Partner shall, solely for the purpose of determining the Limited Partnership Interests held by him in weighing his vote, be deemed the holder of any Limited Partnership Interests assigned in part by him in respect of which the assignee has not become a substituted Limited Partner. If the assignor of such Limited Partnership Interests has transferred his entire Interest, however, and the assignee of such Interest has not become a substituted Limited Partner pursuant to this Section 14, then neither the assignor of such Interest nor the assignee shall have any voting rights in the Partnership until such time as the assignee becomes a substituted Limited Partner.

            (i) In determining the ownership of any Interest for purposes of any distribution pursuant to Sections 11 or 13 hereof or allocation of profits or losses pursuant to Section 9 hereof, any such distribution shall be to the Person recognized as the holder of the Interest (or portion thereof) pursuant to Section 14(c) hereof as of the last day of the fiscal quarter with respect to which such distribution is made and any such allocation of profits or losses shall be made to the Person recognized as the holder of the Interest (or portion thereof) pursuant to Section 14(c) hereof as of the last day of the quarterly period in which the Partnership recognized such profits or losses for tax purposes.

      15.   Incapacity of Limited Partner.

      The death, dissolution, bankruptcy or legal incapacity of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, to receive distributions of Partnership assets and to assign any Interest pursuant to Section 14 hereof shall, on the happening of such an event, devolve on his personal or legal representative, or in the event of the death of one whose Interest is held in joint tenancy, pass to the surviving joint tenants, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such personal or legal representative become a substituted Limited Partner except pursuant to Section 14 hereof. The estate of the Limited Partner shall be liable for all the obligations of the deceased or incapacitated Limited Partner.

      16.   Power of Attorney.

            (a) The Limited Partners, jointly and severally, hereby irrevocably constitute and appoint the Corporate General Partner as their true and lawful attorney-in-fact, with full power of substitution, in their name, place and stead to make, execute, sign, acknowledge (including swearing to), record and file, on behalf of them and on behalf of the Partnership, the following:

                  (i) A Certificate of Limited Partnership, a Certificate of Doing Business Under an Assumed Name, and any other certificates or instruments which may be required to be filed by the Partnership or any of the Partners under the laws of the State of Illinois, the State of New York and any other jurisdiction whose laws may be applicable;

                  (ii) A certificate of cancellation of the Partnership and such other instruments as may be deemed necessary or desirable by the Corporate General Partner upon the termination of the Partnership;

                  (iii) Any and all amendments of the instruments described in Sections 16(a)(i) and 16(a)(ii) hereof, provided such amendments are either required by law to be filed, or are consistent with this Agreement (including, without limitation, any amendments admitting or substituting assignees of Interests, or any portions thereof, as substituted Limited Partners or admitting or substituting any additional or successor General Partners), or have been authorized by the particular Limited Partner or Limited Partners; and

                  (iv) Any and all such other instruments as may be deemed necessary or desirable by the Corporate General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

         (b) The foregoing grant of authority:

                  (i) Shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Interest and any assignee of a Limited Partner does hereby constitute and appoint the Corporate General Partner his attorney in the same manner and with the same force and for the same purposes as does the assignor;

                  (ii) Is a Special Power of Attorney coupled with an interest, is irrevocable and shall survive the death, dissolution, bankruptcy or incapacity of the Limited Partner granting the power; and

                  (iii) May be exercised by the Corporate General Partner on behalf of each Limited Partner by a facsimile signature or by listing all of the Limited Partners executing any instrument with a single signature as attorney-in-fact for all of them.

      17.   Amendment and Other Rights of Limited Partners.

            (a) Subject to Sections 17(b) and 17(c) hereof, the Limited Partners holding a majority of the Limited Partnership Interests, without the concurrence of the General Partners, may (i) amend this Agreement, subject to the conditions that such amendment (x) may not in any manner allow the Limited Partners to take part in the control of the Partnership's business, and (y) may not, without the consent of the General or Limited Partner affected, alter the rights, powers and duties of the General Partners as set forth in Section 8 hereof, the interest of any General or Limited Partner in allocations of profits or losses for tax purposes under
Section 9 hereof or in Distributable Cash or Sale Proceeds or Financing Proceeds under Section 11 hereof or distributions under Section 13 hereof or the valuation of the interests of the General Partners as provided in
Section 17(c) hereof; (ii) dissolve the Partnership; (iii) remove a General Partner or elect a new General Partner as provided in Section 17(c) below. Upon the written request of the Limited Partners holding 20% or more of the Limited Partnership Interests, the Corporate General Partner shall call a meeting and, subject to Section 17(b) hereof, submit any matter contemplated by this Section 17(a) to the Limited Partners.

            (b) The rights of the Limited Partners under Section 17(a) hereof to vote to amend this Agreement, to dissolve the Partnership, to remove a General Partner and to elect a new General Partner, shall not come into existence or be effective in any manner unless and until, at the expense of the Limited Partners requesting such action, (i) the Partnership has received an opinion of counsel, which counsel is satisfactory to Limited Partners holding a majority of the Limited Partnership Interests, as to the legality of such action, and (ii) either (x) the Partnership has received an opinion of counsel, which counsel is satisfactory to Limited Partners holding a majority of the Limited Partnership Interests, that such action may be effected without adversely affecting the status of Limited Partners as limited partners of the Partnership, or (y) a state court having original jurisdiction in the premises has entered a judgment which has become final to the foregoing effect as to the Act and an opinion of counsel to the effect provided in Section 17(b)(ii)(x) has been obtained as to the laws of such jurisdictions, other than the State of Illinois, in which the Partnership is formed, reformed, reorganized, or otherwise qualified. For purposes of this Section 17(b), counsel will be deemed satisfactory to the Limited Partners if proposed by the Corporate General Partner and affirmatively approved within 45 days by Limited Partners holding a majority of the Limited Partnership Interests; provided that if the holders of 10% or more of the outstanding Limited Partnership Interests propose counsel for this purpose, such proposed counsel, and not counsel proposed by the Corporate General Partner, shall be submitted for such approval by the Limited Partners.

            (c) The right of the Limited Partners under Section 17(a)(iii) and this Section 17(c) shall not become effective prior to the receipt by the Partnership of the Fourth Capital Contribution from the Limited Partners unless, prior to the receipt of such Capital Contribution, the General Partners acted fraudulently or in bad faith or in a manner constituting gross negligence. Unless the General Partner so removed was the last remaining General Partner, a new General Partner may be elected within 60 days following the effective date of such removal by Limited Partners holding a majority of the Limited Partnership Interests. If at any time during the existence of the Partnership there is only one General Partner, Limited Partners holding a majority of the Limited Partnership Interests may elect an additional General Partner. The removal of a General Partner shall in no way derogate from any rights of such General Partner attributable to the period prior to the date of such In the event of the removal of any General Partner under this Section 17, or the bankruptcy or dissolution of a General Partner under Section 13, and the continuation of the Partnership pursuant to the applicable provisions hereof, its interest (including the value of all of its interest in Distributable Cash, Sale Proceeds or Financing Proceeds and all net profits or losses for tax purposes) as such General Partner shall be purchased by the Partnership from such General Partner for a purchase price equal to the fair market value of such interest. Such value shall first be determined by agreement between such General Partner and the Partnership (acting only after approval by the holders of a majority of the Limited Partnership Interests). Such General Partner and the Partnership shall initially agree on such fair market value and submit it to the Limited Partners. The Partnership's agreement on the fair market value of the interest of such General Partner in the Partnership shall become effective only after the affirmative vote of the holders of a majority of the Limited Partnership Interests. If the General Partner and the Partnership cannot agree upon the fair market value of such interest within 60 days after the occurrence of the event upon which the interest of such General Partner is to be purchased by the Partnership, the fair market value thereof shall be determined by appraisals by two independent appraisers, one selected by the person who ceases to be a General Partner under Sections 13 or 17 and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the interest of the person who ceases to be a General Partner under Sections 13 or 17, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The Partnership shall pay the person ceasing to be a General Partner for the value of its interest in the Partnership as so determined by delivery of a promissory note payable to such General Partner or its order in a face amount equal to such market value (either as agreed or as determined by appraisal) containing acceleration and other similar provisions as would be usual and customary in a commercial promissory note, and bearing simple interest at a rate per annum equal to the lesser of the prime commercial lending rate from time to time announced by Continental Illinois National Bank and Trust Company of Chicago plus two percent (2%) per annum, or ten percent (10%) per annum with all principal and accrued interest subject to mandatory payment from time to time from all Sale Proceeds or Financing Proceeds realized by the Partnership. Payment in full of all principal and interest on the promissory note received by such General Partner pursuant to this Section 17(c) shall constitute complete and full discharge for all amounts owing to such General Partner on account of its interest in the For purposes of this Section 17(c), the independent appraiser selected by the Limited Partners shall be selected in the following manner: A list of three qualified MAI (Member of Appraisal Institute) appraisers shall be obtained (by a General Partner not being removed) from the Chicago Chapter of the American Institute of Real Estate Appraisers and one of said three appraisers shall be selected by random number and proposed by such General Partner for selection by the Limited Partners. Such appraiser shall be deemed selected by the Limited Partners unless objected to in writing by the holders of a majority of the Limited Partnership Interests within 45 days after notification thereof is sent by such General Partner.

      In the event that a replacement General Partner is elected by the Limited Partners under this Section 17(c), such replacement or successor General Partner (the "Acquiring Partner") shall purchase from the Partnership, within 60 days of the date on which it becomes a General Partner, the interest in the Partnership which the Partnership purchased from the person ceasing to be a General Partner as provided above in this
Section 17(c). For such interest, the Acquiring Partner shall pay the amount determined pursuant to this Section 17(c) to be the fair market value of such Payment shall be made by a promissory note bearing simple interest at a rate per annum equal to the lesser of the prime rate from time to time announced by Continental Illinois National Bank and Trust Company of Chicago plus two percent (2%) per annum or ten percent (10%) per annum on the unpaid principal amount of the promissory note and shall be secured by assignment by the Acquiring Partner to the Partnership of all its future distributions of Distributable Cash, Sale Proceeds or Financing Proceeds from the Partnership to the Acquiring Partner. The principal amount of such promissory note, together with accrued interest, shall be payable only at such times and only in such amounts as are equal to seventy-five percent (75%) of such distributions until such time as the principal amount together with accrued interest is paid in full.

      18.   Notices.

      All notices and demands required or permitted under this Agreement shall be in writing and may (except in the event of a mail strike) be sent by first-class mail, postage prepaid, to the Partners at their addresses as set out in Schedule A to this Agreement. Any Partner may specify a different address by notifying the Corporate General Partner of such different address. If the address of the principal office of the Partnership is changed, the Corporate General Partner shall notify each Partner of such change in address. All notices and demands required by this Agreement to be sent to Limited Partners shall be effective on the fifth business day (which shall be a day other than a Saturday, Sunday or national holiday) following dispatch, and all such notices and demands required to be sent to General Partners shall be effective upon receipt.

      19.   Miscellaneous.

            (a) The Partners hereby agree that none of the Partnership Property or the Joint Venture Property is or will be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that he may have to maintain any action for partition of any of the Partnership Property or the Joint Venture Property.

            (b) This Agreement constitutes the entire agreement among the parties; it supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than pursuant to Sections 8(0), 17 and 19(d) hereof.

            (c) The Corporate General Partner may cause to be filed with any governmental agency any document which it deems appropriate, including a Report of Sale pursuant to the requirements of Section 4 of the Illinois Securities Law of 1953, as amended, and Form D pursuant to the requirements of Regulation D of the Securities and Exchange Commission.

            (d) In addition to any amendments otherwise authorized herein, including without limitation amendments authorized pursuant to Sections 8(0) and 17 hereof, this Agreement may be amended from time to time by the Corporate General Partner, without the consent of any of the Limited Partners, (i) to add to the representations, duties or obligations of the General Partners or surrender any right or power granted to the General Partners herein; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provision of this Agreement required to be so deleted or added by a State "Blue Sky" commissioner or similar official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partners; provided, however, that no amendment shall be adopted pursuant to this first sentence of Section 19(d) unless the adoption thereof (1) is for the benefit of or not adverse to the interests of the Limited Partners; (2) does not adversely alter the interest of a Limited Partner in profits or losses or in distributions of the Partnership without the consent of the Limited Partner adversely affected; and (3) does not, in the opinion of counsel for the Partnership, by its terms alter the limited liability of the Limited Partners or the status of the Partnership as a partnership for Federal income tax purposes. In addition to any amendments otherwise authorized herein, the Corporate General Partner, without the consent of any of the Limited Partners, may amend the provisions of Section 9 hereof relating to the allocations of profits or losses among the Partners if the Partnership is advised at any time by the Partnership's accountants or legal counsel that in their opinion such allocations would not be respected for Federal income tax purposes, due to promulgation of Treasury Regulations or other developments in the law; provided, however, that the Corporate General Partner is empowered to amend such provisions only to the minimum extent necessary to conform such provisions to developments in the law in accordance with the advice of such accountants or counsel, so that any such amendment, in the good faith judgment of the Corporate General Partner, will have the least possible effect on the provisions for allocations and distributions set forth in this Agreement. Any such amendment to the allocations made by the Corporate General Partner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made in compliance with the fiduciary obligation of the Corporate General Partner to the Partnership and the Limited Partners, and no such amendment to the allocations shall give rise to any claim or cause of action by any Limited Partner.

            (e) This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois.

            (f) Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties, their personal or legal representatives, heirs, administrators, executors, successors and assigns.

            (g) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

            (h) If any provisions of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby and shall continue to be binding and in force.

            (i) Captions and headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or any provision hereof.

            (j) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by affixing the signature of each of the Partners to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

      IN WITNESS WHEREOF, the Partners have executed this Agreement as of the day and year first hereinabove set forth, and each of the undersigned hereby swears that the statements set out herein are true and correct to the best of his knowledge.



GENERAL PARTNERS:                          INITIAL LIMITED PARTNER
                                           (WITHDRAWING)

JMB/MANHATTAN INVESTORS, INC.              JMB REALTY CORPORATION

By:   /s/   Neil G. Bluhm                  By:   /s/   Gary A. Nickele
      -------------------------                  -------------------------
Title:      President                      Title:      Vice President
      -------------------------                  -------------------------




BPA ASSOCIATES                             LIMITED PARTNERS

                                           All those Limited Partners
By:   /s/   Judd D. Malkin                 whose names and addresses
      -------------------------            appear on Schedule A
            A Managing                     attached hereto and whose
Title:      General Partner                signature pages are
      -------------------------            attached hereto



APB ASSOCIATES

By:   BPA Associates, its general partner


By:   /s/   Judd D. Malkin
      -------------------------
            A Managing
Title:      General Partner
      -------------------------

STATE OF ILLINOIS       ]
                        ]     SS:
COUNTY OF COOK          ]



      Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Neil G. Bluhm as President of JMB/Manhattan Investors, Inc., an Illinois corporation, and Gary A. Nickele as Vice President of JMB Realty Corporation, a Delaware corporation, and Judd D. Malkin as a Managing General Partner of BPA Associates, an Illinois limited partnership, all of them known to me to be the persons whose names are subscribed to the foregoing instrument, and swore and acknowledged to me that they executed the same for the purposes and consideration therein expressed and in the capacities and pursuant to authority therein expressed, and under oath swore that the statements therein are true and correct.

      Given under my hand and seal of office this 20th day of March, 1985.



                              /s/   CAROL L. WALTER
                              ------------------------------
                              Carol L. Walter
                              Notary Public in and for
                              Cook County, Illinois




My commission expires:

December 6, 1987

                                                     SCHEDULE A


CAPITAL CONTRIBUTIONS

                             First        Second         Third        Fourth       Aggregate
                            Capital       Capital       Capital       Capital       Capital          Percent
                          Contribution  Contribution  Contribution  Contribution  Contribution      Interest
                          ------------  ------------  ------------  ------------  ------------    -------------

GENERAL PARTNERS

JMB/Manhattan
Investors, Inc.. . . . .  $       500                                             $    500.00          See
 (an Illinois corporation)                                                                         Partnership
 875 North Michigan Avenue                                                                          Agreement
 Chicago, Illinois 60611

BPA Associates . . . . .          500                                                  500.00          See
 (an Illinois limited                                                                              Partnership
 partnership)                                                                                       Agreement
 875 North Michigan Avenue
 Chicago, Illinois 60611

APB Associates . . . . .          500                                                  500.00          See
 (an Illinois limited                                                                              Partnership
 partnership)                                                                                       Agreement
 875 North Michigan Avenue
 Chicago, Illinois 60611


LIMITED PARTNERS

JMB Realty Corporation .          100                                                  100.00          See
 (a Delaware corporation)                                                                          Partnership
 875 North Michigan Avenue                                                                          Agreement
 Chicago, Illinois 60611

The investors who purchase
 Limited Partnership
 Interests in the
 Partnership . . . . . .  $14,053,000    10,132,000    21,112,000    17,403,000    62,700,000        100.00%
                          ===========    ==========    ==========    ==========    ==========       =======

--------------------

   *  Repaid upon withdrawal

                                                         31